CyberDefender Secures $5 Million Line of Credit with Guthy-Renker Affiliate GR Match

Media and Marketing Services Agreement Extended to December 31, 2013

Los Angeles – December 13, 2010 -- CyberDefender Corporation (NASDAQ: CYDE), a provider of Internet security software, utilities and remote technical support services that work together to maximize online safety for consumers, today announced that it has secured a $5 million revolving credit loan facility with GR Match, LLC (GRM), an affiliate of Guthy-Renker LLC, one of the largest and most respected direct response marketing companies in the world.

“Utilizing a credit facility provides the Company with greater flexibility as we continue to grow and expand our direct response marketing efforts,” said Gary Guseinov, CyberDefender Chief Executive Officer. “GRM’s extension of our marketing services agreement and this additional credit demonstrate their confidence in CyberDefender’s business and strong future growth prospects. Sales of our software and service products continue to increase as a direct result of our successful offline marketing program, and with a number of exciting new products in the pipeline set to launch in the first quarter of 2011, we are excited about the company’s opportunities heading into the new year.”

Under the terms of the agreement, funds advanced to CyberDefender by GRM will be used for the payment of amounts owed to GRM under the Media and Marketing Services Agreement between CyberDefender and GRM.  Interest will accrue on the outstanding principal amount at a rate of 10% per annum.

Additionally, in connection with the credit facility, the term of Media and Marketing Services Agreement between CyberDefender and GRM has been extended to December 31, 2013.

About CyberDefender
CyberDefender is a provider of Internet security software, utilities and remote technical support services that work together to ensure maximum safety for consumers in a digital world. The company develops and markets antispyware/antivirus software and a remote, live technical support service. In addition, CyberDefender offers identity protection and computer optimization services. With millions of active users on its cloud based collaborative Internet security network, CyberDefender leverages the power of community to protect its customers from the rapidly growing number of new online threats every year. CyberDefender products are fully compatible with Microsoft Windows® XP, Vista®, and 7 Operating systems. All products are available at www.cyberdefender.com. Investor relations information is available at www.cyberdefendercorp.com.

FORWARD LOOKING STATEMENTS

Statements in this public announcement that are not statements of historical or current fact, including CyberDefender's statements regarding future growth and sales prospects, future products, and future financial performance and business prospects, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause CyberDefender's actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Factors that could cause CyberDefender's results to be materially different from the forward-looking statements include, but are not limited to, whether CyberDefender will be able to secure financing as required and whether CyberDefender's revenues  eventually will exceed its expenses. The forward-looking statements also are subject generally to other risks and uncertainties that are described from time to time in CyberDefender's reports and registration statements filed with the Securities and Exchange Commission, which are available for review at http://www.sec.gov/.

Contacts
Public Relations:
The Bohle Company
Luis Levy
(310) 785-0515 ext. 204
Luis@bohle.com

Investor Relations:
The Piacente Group Kristen McNallyLee Roth(212) 481-2050IR@CyberDefender.comIR Site: www.CyberDefenderCorp.com